Exhibit (n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the inclusion of our reports (a) dated May 20, 2015 with respect to the consolidated financial statements of Saratoga Investment Corp. and the financial statements of Saratoga Investment Corp. CLO 2013-1, Ltd. as of February 28, 2015 and 2014, and for the three years in the period ended February 28, 2015, (b) dated May 27, 2014, with respect to the consolidated financial statements of Saratoga Investment Corp. and the financial statements of Saratoga Investment Corp. CLO 2013-1, Ltd. as of February 28, 2014 and 2013, and for the three years in the period ended February 28, 2014, (c) dated May 29, 2015, with respect to the senior securities table of Saratoga Investment Corp. as of February 28, 2015, (d) dated June 4, 2014, with respect to the senior securities table of Saratoga Investment Corp. as of September 30, 2014, included in the Registration Statement (Pre-Effective Amendment No. 1 to the Registration Statement Form N-2 No. 333-196526).

/s/ Ernst & Young LLP

New York, New York

May 29, 2015